EXHIBIT 99.1
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P R E S S   R E L E A S E
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FOR IMMEDIATE RELEASE
NOVEMBER 17, 2005

               INTERLINE BRANDS, INC. ANNOUNCES THE RESIGNATION OF
                 CHRISTOPHER C. BEHRENS FROM BOARD OF DIRECTORS

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JACKSONVILLE, FLA. - NOVEMBER 17, 2005 - Interline Brands, Inc. (NYSE: IBI)
announced the resignation of Christopher C. Behrens as a director of the company, effective November 17, 2005. Mr. Behrens had been a director of Interline Brands since 2000.

Mr. Behrens is currently a Partner of J.P. Morgan Partners, LLC, the investment advisor of one of Interline Brands' principal stockholders. J.P. Morgan Partners, LLC was part of an investment group that took Interline Brands' predecessor company, Wilmar Industries, Inc., private in May 2000.

Mr. Behrens said, "Interline Brands has made tremendous progress over the past five years and has assembled a first class board of directors. It has been a privilege to be associated with the company's success and I am confident that the board and management team led by Michael Grebe will provide excellent leadership in the future."

"On behalf of the board and the entire Interline Brands team, we sincerely appreciate Chris' service and contributions as a director," said Michael Grebe, Interline Brands' President and Chief Executive Officer. "His guidance and oversight have been invaluable to the company. We are proud to have benefited from his broad experience and wisdom."


ABOUT INTERLINE
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Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 150,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
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The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Registration Statement on Form S-1, (Commission File No. 333-126515). These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: TOM TOSSAVAINEN
PHONE:   904-421-1441